FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

United States Cellular Corporation (“U.S. Cellular”) is filing this Form 8-K to revise financial statements and other financial information previously included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25, 2011.

During the third quarter of 2011, U.S. Cellular discovered errors which resulted in the overstatement of Operating expenses, Property, plant and equipment and Deferred liabilities and credits in the 2010, 2009 and 2008 annual periods reported in the Company’s December 31, 2010 financial statements.  In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), U.S. Cellular evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the third quarter of 2011, U.S. Cellular believes the impact would have been significant to that period’s results and would impact comparisons to the prior period.  SAB 108 provides that correcting prior year financial statements for immaterial errors does not require previously filed reports to be amended and that such corrections may be made the next time a registrant files the prior year financial statements.  Although SAB 108 would permit U.S. Cellular to correct the foregoing errors the next time it files its prior year financial statements, U.S. Cellular determined to voluntarily file this Form 8-K to reflect the corrections to such prior year financial information at this time.  Accordingly, U.S. Cellular is filing this Form 8-K to revise its Consolidated Statement of Operations, Statement of Changes in Equity, Statement of Cash Flows and Statement of Comprehensive Income for the years ended December 31, 2010, 2009 and 2008, and the Consolidated Balance Sheet as of December 31, 2010 and 2009 for these immaterial amounts. The Consolidated Statement of Changes in Equity at December 31, 2007 was revised to reflect the cumulative effect of these adjustments which resulted in a decrease to Retained Earnings of $3.3 million.  Such financial statements are included as exhibits hereto (See Note 19 to Exhibit 99.2 for additional information regarding the impact of these revisions on selected consolidated financial data).

Except as included in this filing, U.S. Cellular has not updated or enhanced any other disclosures presented in its 2010 Form 10-K. All other information is presented as of the original filing date and has not been updated in this Form 8-K. Without limitation of the foregoing, this Form 8-K does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the aforementioned Form 10-K with respect to any uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is included in U.S. Cellular’s other filings with the Securities and Exchange Commission. This Form 8-K should be read in conjunction with the aforementioned Form 10-K and U.S. Cellular’s other filings. Other filings may contain important information regarding uncertainties, trends, risks, events, transactions, developments and updates to certain expectations of U.S. Cellular that may have been reported since the filing of the Form 10-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: November 16, 2011

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm— PricewaterhouseCoopers LLP

99.1

Revised Ratio of Earnings to Fixed Charges for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 previously included as Exhibit 12 to U.S. Cellular’s Annual Report on Form 10-K for the year ended December 31, 2010.

99.2	Revised financial information previously included as Exhibit 13 to U.S. Cellular’s Annual Report on Form 10-K for the year ended December 31, 2010

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document